UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2009

SENTRY PETROLEUM LTD.

(Exact name of registrant as specified in charter)

Nevada	20-4475552
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)

999 18th Street, Suite 3000, Denver CO	80202
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (866) 680-7649

N/A

(Former name or former address, if changed since last report)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 26, 2009 the Company appointed Arne Raabe as Chief Financial Officer. During the last five years Mr. Raabe has worked as an independent management consultant, specializing in corporate finance and compliance. In addition to his ongoing consulting business, Mr. Raabe acted in 2003 as interim director and officer for Secure Automated Filing Enterprises Inc., a startup company providing corporate compliance for companies reporting to the Securities and Exchange Commission. Mr. Raabe resigned his position in October of 2003. In December of 2004 he held the position of interim Director for American Media Systems Co. assisting in the start up of the company. Mr. Raabe resigned as a director for American Media Systems Co. on December 31, 2004 and consented to act as director and officer of Raphael Industries Ltd., a company in the database management industry, in October of 2005. On December 5th, 2005 he was appointed director and Officer and on June 29, 2006 he consented to act as interim President of Gondwana Energy Ltd. On October 22, 2006 Mr. Raabe resigned from his positions with Gondwana Energy Ltd.

There is no family relationship between Mr. Raabe and any other director or executive officer in Sentry Petroleum. Mr. Raabe is currently director of Raphael Industries Ltd, a company with a class of securities registered pursuant to section 12 of the Exchange Act.

On February 26, 2009 the Company accepted the resignation of Mr. Iynky Maheswaran as a Director and Chief Financial Officer of the Company effective immediately.  There were no known disagreements with Mr. Maheswaran on any matter relating to our operations, policies or practices.

Item 9.01 Financial Statements and Exhibits

c) Exhibits

The following exhibits are furnished with this Form 8-K:

99.1 Press Release dated March 2, 2009: Sentry Petroleum Appoints Leading Exploration Professionals

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

SENTRY PETROLEUM LTD.

Signature	Title	Date

Heather Grant	Corporate Secretary	March 2, 2009